UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2025

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Center Drive, Suite 200

Park City, Utah 84098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                         Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IIPR	New York Stock Exchange
Series A Preferred Stock, par value $0.001 per share	IIPR-PA	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement.

Loan Agreement

On October 3, 2025, IIP Operating Partnership, LP (“IIP LP”), the operating partnership of Innovative Industrial Properties, Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”), dated as of October 3, 2026, by and among IIP LP, the guarantors party thereto, including IIP Life Science Investments LLC (“IIP Life Science”), the lenders party thereto and East West Bank, as agent, sole lead arranger and sole bookrunner. Under the Loan Agreement, IIP LP has a revolving line of credit available up to $100 million until the maturity date on October 3, 2028. The Loan Agreement includes a $35 million accordion feature under which the revolving line of credit may be expanded by agreement of the parties from $100 million to up to $135 million if and to the extent that the lenders revise their credit commitments to encompass a larger facility. The availability of credit at any given time under the Loan Agreement will be constrained by the terms and conditions of the Loan Agreement, including the amount of collateral available and a borrowing base formula based upon the value of eligible investments in certain securities and an eligible loan receivable, and other restrictions contained in the Loan Agreement. All obligations under the credit facility are secured by substantial assets of the loan parties, including a revolving credit note issued by IQHQ, LP to IIP Life Science and Series G-1 Cumulative Redeemable Preferred Stock of IQHQ, Inc. and  a corresponding warrant exercisable for common equity units of IQHQ Holdings, LP issued to IIP Life Science.

Borrowings under the Loan Agreement will bear interest on the outstanding daily balance at a rate of interest per annum equal to the greater of (i) the one-month Secured Overnight Financing Rate, as administered by CME Group Benchmark Administration, plus 2.0% and (ii) 6.10%.

The Loan Agreement contains various restrictive and affirmative covenants, including required financial reporting, limitations on the ability to grant liens, make loans or other investments, incur additional debt, merge or consolidate with or into another person, or enter into transactions with affiliates, and other customary restrictions and limitations.

The Loan Agreement does not contain any material financial ratio or coverage ratio covenants, other than (i) a liquidity covenant, which is measured as of the end of each fiscal quarter, and (ii) a debt service coverage ratio covenant. The debt service coverage ratio is defined as the ratio of (i) consolidated EBITDA to (ii) debt service costs (the “Debt Service Coverage Ratio”). The Loan Agreement requires that the Debt Service Coverage Ratio be not less than 2.0 to 1.0, measured as of the end of each fiscal quarter.

The above description is a summary of certain terms of the Loan Agreement and is qualified in its entirety by reference to the Loan Agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 6, 2025, the Company issued a press release announcing the Loan Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description of Exhibit

10.1*	Loan Agreement, dated October 3, 2025, by and among IIP Operating Partnership, LP, the guarantors party thereto, the lenders party thereto and East West Bank, as agent, sole lead arranger and sole bookrunner.

99.1	Press release, dated October 6, 2025.

104	Cover Page Interactive Data File (embedded within the XBRL document).

*Certain schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request

Forward-Looking Statements

This Current Report on Form 8-K contains statements that the Company believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements. When used in this report, words such as the Company or IIP OP “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Factors that could cause results to differ from those projected or assumed in any forward-looking statement include, but are not limited to, the risk factors discussed in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2024, as updated by the Company’s subsequent reports filed with the SEC. Investors should not place undue reliance upon forward-looking statements. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2025	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ David Smith
	Name:	David Smith
	Title:	Chief Financial Officer